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Exhibit 23.3

CONSENT OF INDEPENDENT ACCOUNTANTS

        We hereby consent to the use in this Registration Statement on Form S-4 Amendment No. 6 of Digital Generation Systems, Inc. of our report dated November 18, 2004 relating to the consolidated financial statements of FastChannel Network, Inc., which appears in such Registration Statement. We also consent to the references to us under the headings "Experts" and "Selected Financial Data" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts
May 3, 2006

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CONSENT OF INDEPENDENT ACCOUNTANTS